ESCALON MEDICAL CORP.
435 Devon Park Drive
Building 100
Wayne, PA 19087
(Nasdaq Capital Market: ESMC)

AT THE COMPANY

Richard J. DePiano Chairman and CEO

610/688-6830

FOR IMMEDIATE RELEASE

ESCALON® MEDICAL CORP. PAYS IN FULL
ITS REFINANCED DEBT

Wayne, PA – October 18, 2012 – Escalon Medical Corp. (Nasdaq: ESMC) today announced the payment in full of its refinanced debt in connection with the acquisition of certain assets of Biocode Hycel (“Biocode”). On December 31, 2008 Drew Scientific, Inc. (“Drew”) acquired certain assets of Biocode for $5,900,000 (4,200,000 Euros) plus acquisition costs of approximately $300,000. The purchase price was paid with cash of approximately $324,000 (approximately 231,000 Euros) and $5,865,000 in seller-financed debt. The Company and its debt holder reached an agreement whereby the Company has paid the balance of the seller-provided financing of approximately $4,149,516 with a one-time payment of $2,487,480 resulting in a gain on extinguishment of debt of $1,662,036. The repayment of the debt has reduced the current portion of the Company’s long-term debt to zero.

“The payment of the debt is the last remaining item in connection with the recent sale of the Escalon Clinical Diagnostics business. Now management is able to focus its full efforts and resources into our Sonomed Escalon ophthalmic business” said Richard J. DePiano, Jr., President of Escalon. “We have had to spread our time and resources among various business units over the past several years, but we now can concentrate our efforts back to our roots, ophthalmology, with the goal of enhancing our ability to strategically expand our ophthalmic business. We are energized by the prospect of having the means to selectively pursue opportunities for synergistic growth.”

Founded in 1987, the Company (www.escalonmed.com) develops markets and distributes ophthalmic diagnostic and surgical products. The Company seeks to utilize strategic partnerships to help finance its development programs and is also seeking acquisitions to further diversify its product line to achieve critical mass in sales and take better advantage of the Company ‘s distribution capabilities, although such partnerships or acquisitions may not occur. The Company has headquarters in Wayne, Pennsylvania and operations in Long Island, New York, New Berlin, Wisconsin, and Stoneham, Massachusetts.

Note: This press release contains statements that are considered forward-looking under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future prospects. These statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include whether the Company is able to:

•	implement its growth and marketing strategies, improve upon the operations of the Company business units, including the ability to make acquisitions and the integration of any acquisitions it may undertake, if any, of which there can be no assurance,

•	grow our remaining ophthalmic business unit,

•	implement cost reductions,

•	generate cash,

•	identify, finance and enter into business relationships and acquisitions.

Other factors include uncertainties and risks related to:

•	new product development, commercialization, manufacturing and market acceptance of new products,

•	marketing acceptance of existing products in new markets,

•	research and development activities, including failure to demonstrate clinical efficacy,

•	delays by regulatory authorities, scientific and technical advances by the Company or third parties,

•	introduction of competitive products,

•	ability to reduce staffing and other costs and retain benefit of prior reductions

•	third party reimbursement and physician training, and

•	general economic conditions.

Further information about these and other relevant risks and uncertainties may be found in the Company’s report on Form 10- K for year ended June 30, 2012, and its other filings with the Securities and Exchange Commission, all of which are available from the Securities and Exchange Commission as well as other sources.

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